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                                                                   Exhibit 10.12

                           LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of December 29, 2000, between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 25 First Street, Cambridge, Massachusetts 02141 ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

      1 ACCOUNTING AND OTHER TERMS

      Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

      2 LOAN AND TERMS OF PAYMENT

      2.1 Credit Extensions. Borrower shall pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

      2.1.1 Revolving Advances.

            (a)   Bank shall make Advances not exceeding the lesser of (i) or
(ii) below:

                  (i) the amount equal to (A) the Committed Revolving Line, minus (B) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus
                  (C) the aggregate outstanding Advances hereunder; or

                  (ii) the amount equal to (A) the Borrowing Base, minus (B) seventy-five percent (75%) of the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (C) the aggregate outstanding Advances hereunder.

Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

            (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank shall credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to that reliance.

            (c) The Committed Revolving Line terminates on the Maturity Date, when all Advances are immediately payable.

      2.1.2 Letters of Credit.

            (a) Bank shall issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, but the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $12,500,000.00 Each Letter of Credit shall expire no later than 364
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days after the Maturity Date provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

            (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

            (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

            (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

      2.2 Overadvances. If Borrower's Obligations under Sections 2.1.1 and 2.1.2 exceed the Committed Revolving Line, Borrower must immediately pay in cash to Bank the excess. Further, if Borrower's Obligations under Sections 2.1.1 and
2.1.2 (up to seventy-five percent (75) of the face amount of all Letters of Credit) exceed the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

      2.3 Interest Rate, Payments.

            (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at five percent (5.0%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

            (b) Payments. Interest is payable on the Payment Date of each month. Bank may debit any of Borrower's deposit accounts including Account Number __________ for principal and interest payments or any amounts Borrower owes Bank. Bank shall notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

      2.4 Fees. Borrower shall pay to Bank:

            (a) Facility Fee. A fully earned, non-refundable facility fee of $31,250.00 due on the Closing Date;

            (b) Letter of Credit Fees. Borrower shall pay to Bank a fee for each Letter of Credit issued equal to one and three-eights percent (1.375%) of the face amount of each such Letter of Credit issued by Bank, plus any related out of pocket expenses and costs. The Letter of Credit fee shall be due and fully earned upon Borrower's request for each such Letters of Credit; and


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            (c) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date) when due.

      3 CONDITIONS OF LOANS

      3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a) this Agreement;

            (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c) an intellectual property security agreement

            (d) landlord's waiver;

            (e) an opinion of Borrower's counsel;

            (f) guaranties by the Guarantor(s);

            (g) financing statements (Forms UCC- 1);

            (h) insurance certificate;

            (i) payment of the fees and Bank Expenses then due specified in
      Section 2.4 hereof;

            (j) Certificate of Foreign Qualification (if applicable);

            (k) Certificate of Good Standing/Legal Existence; and

            (l) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

      3.2 Conditions Precedent to all Credit Extensions. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

            (a) timely receipt of any Payment/Advance Form; and

            (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

      4 CREATION OF SECURITY INTEREST

      4.1 Grant of Security Interest. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Any security interest shall be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. Except as disclosed on the Schedule, Borrower is not a party to,


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nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior notice to Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.

      4.2 Concerning Revised Article 9 of the Uniform Commercial Code. In anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 Official Text of the Uniform Commercial Code ("Revised Article 9"), it is hereby agreed that applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Borrower, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. If the Borrower shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, the Borrower shall immediately notify the Bank in a writing signed by the Borrower of the brief details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bank.

      5 REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

      5.1 Due Organization and Authorization. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

      5.2 Collateral. Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.


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      5.3 Litigation. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

      5.4 No Material Adverse Change in Financial Statements. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

      5.5 Solvency. Borrower is able to pay its debts (including trade debts) as they mature.

      5.6 Regulatory Compliance. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

      5.7 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

      5.8 Full Disclosure. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

      6 AFFIRMATIVE COVENANTS

      Borrower shall do all of the following:

      6.1 Government Compliance. Borrower shall maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

      6.2 Financial Statements, Reports, Certificates.

            (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than forty-five(45) days after the last day of each calendar quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; (v) prompt notice of any material change in the composition of the Intellectual Property,


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including any subsequent ownership right of Borrower in or to any Copyright,
Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information Bank requests.

            (b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable (by invoice date).

            (c) Within forty (45) days after the last day of each quarter, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

            (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits shall be conducted no more often than once every twelve
(12) months unless an Event of Default has occurred and is continuing, and shall so audit on or before forty-five (45) days from the Closing Date.

      6.3 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00).

      6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments owing by Borrower and shall deliver to Bank, on demand, appropriate certificates attesting to such payments.

      6.5 Insurance. Borrower shall keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations.

      6.6 Primary Accounts. Borrower shall maintain its primary depository and operating accounts with Bank and a majority of the Borrower's cash or investments in excess of that amount used for Borrower's operations shall be maintained or administered through the Bank.

      6.7 Financial Covenants.

      Borrower shall maintain as of the last day of each fiscal quarter:

            (a) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 3.0 to 1.0.

            (b) Profitability. Borrower shall be profitable each fiscal quarter.

      6.8 Registration of Intellectual Property Rights. Borrower shall register with the United States Copyright Office consistent with sound business practice
(i) any software material to the business of Borrower it has, develops or acquires, including those in Exhibit A to the Intellectual Property Security Agreement and additional software rights developed or acquired, including significant revisions, additions or improvements to the software or revisions, additions or improvements which significantly improve the functionality of the software. Borrower shall promptly notify Bank upon Borrower's filing of any application or registration of any Intellectual Property rights with the United States Patent and Trademark Office and Borrower shall execute and deliver any and all instruments and documents as Bank may require to evidence or perfect Bank's security interest in such application or registration.


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      Borrower shall: (i) protect, defend and maintain the validity and enforceability of the Intellectual Property; (ii) promptly advise Bank in writing of material infringements of the Intellectual Property; and (iii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public except consistent with sound business practice or with Bank's written consent.

      6.9 Further Assurances. Borrower shall execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

      7 NEGATIVE COVENANTS

      Borrower shall not do any of the following without the Bank's prior written consent:

      7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

      7.2 Changes in Business, Ownership, Management or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership or management. Borrower shall not, without at least thirty (30) days prior written notice to Bank, relocate its principal executive office or add any new offices or business locations, or change its state of formation.

      7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

      7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

      7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest, subject only to Permitted Liens.

      7.6 Investments; Distributions. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

      7.7 Transactions with Affiliates. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

      7.8 Subordinated Debt. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

      7.9 Compliance. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.


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      7.10 Investment Company. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940.

      8 EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

      8.1 Payment Default. Borrower fails to pay any of the Obligations within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

      8.2 Covenant Default. Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten
(10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

      8.3 Material Adverse Change. A Material Adverse Change occurs;

      8.4 Attachment. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

      8.5 Insolvency. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

      8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could result in a Material Adverse Change;

      8.7 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

      8.8 Misrepresentations. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

      8.9 Guaranty. Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.


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      9 BANK'S RIGHTS AND REMEDIES

      9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

            (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

            (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

            (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

            (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

            (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

            (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

            (g) Dispose of the Collateral according to the Code.

      9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank its power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

      9.3 Accounts Collection. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

      9.4 Bank Expenses. If Borrower fails to obtain insurance as required under
Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of the payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

      9.5 Bank's Liability for Collateral. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or, default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

      9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

      9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

      10 NOTICES

      All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other written notice.

                   If to Borrower:  Art Technology Group, Inc.
                                    25 First Street
                                    Cambridge, Massachusetts 02141
                                    Attn: ______________________
                                    FAX: ____________________________

                   If to Bank:      Silicon Valley Bank
                                    40 William Street
                                    Wellesley, Massachusetts 02481
                                    Attn: Mr. Michael J. Tramack
                                    FAX: (781) 431-9906

                   with a copy to:  Riemer & Braunstein LLP
                                    Three Center Plaza
                                    Boston, Massachusetts 02108
                                    Atta: David A. Ephraim. Esquire
                                    FAX: (617) 880-3456

      11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      12 GENERAL PROVISIONS

      12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

      12.2 Indemnification. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

      12.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      12.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

      12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

      12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank shall survive until all statutes of limitations for actions that may be brought against Bank have run.

      12.8 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

      13 DEFINITIONS

      13.1 Definitions.

      "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

      "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "Bank Expenses" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents. (including appeals or Insolvency Proceedings).

      "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "Borrowing Base" is 80% of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate.

      "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "Closing Date" is the date of this Agreement.

      "Code" is the Uniform Commercial Code as adopted in Massachusetts, as amended and in effect from time to time.

      "Collateral" is any and all collateral granted by the Borrower to Bank, now, or in the future, including, without limitation, the property described on Exhibit A.

      "Committed Revolving Line" is an Advance or Advances of up to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).

      "Commitment Termination Date" shall be twelve months from the Closing
Date.

      "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

      "Credit Extension" is each Advance, Letter of Credit, or any other extension of credit by Bank for Borrower's benefit.

      "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year (excluding all deferred revenues), which shall include, without limitation, all obligations and liabilities of Borrower to Bank.

      "Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower thirty (30) days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

            (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

            (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

            (c) Credit balances over ninety (90) days from invoice date;

            (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

            (e) Accounts for which the account debtor does not have its principal place of business in the United States;

            (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof;

            (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

            (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

            (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;


            (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

            (k) Accounts for which Bank reasonably determines collection to be doubtful.

      "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "GAAP" is generally accepted accounting principles.

      "Guarantor" is any present or future guarantor of the Obligations, including ATG Securities Corporation.

      "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "Intellectual Property" is:

            (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

            (b) Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

            (c) All design rights which may be available to Borrower now or later created, acquired or held;

            (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

      "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

      "Letter of Credit Reserve" has the meaning set forth in Section 2.1.2.

      "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "Material Adverse Change" is:(i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral other than normal depreciation which is not covered by adequate insurance; or (ii) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period;

      "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

      "Maturity Date" means the date which is one day prior to one (1) year from the Closing Date.

      "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

      "Permitted Indebtedness" is:

            (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

            (b) Indebtedness existing on the Closing Date and shown on the Schedule;

            (c) Subordinated Debt;

            (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

            (e) Indebtedness secured by Permitted Liens.

      "Permitted Investments" are:

            (a) Investments shown on the Schedule and existing on the Closing Date; and

            (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue;
      (iv) any other investments administered through the Bank.

      "Permitted Liens" are:

            (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

            (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

            (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

            (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

      "Responsible Officer" is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

      "Schedule" is any attached schedule of exceptions.

      "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor).

      "Subsidiary" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

      "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

ART TECHNOLOGY GROUP, INC.


By  /s/ Ann Brady
    -----------------------------------------------
Name: Ann Brady
      ---------------------------------------------
Title: CFO
       --------------------------------------------


BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST


By  _______________________________________________

Name: _____________________________________________

Title: ____________________________________________


SILICON VALLEY BANK


By  _______________________________________________

Name: _____________________________________________

Title: ____________________________________________
       (Signed in Santa Clara County, California)

513376.10(56l20/__)

                                    EXHIBIT A

      The Collateral consists of all of Borrower's right, title and interest in and to the following:

      All goods, equipment, inventory, contract rights, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located; and

      Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

      All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION              DATE:
                                                       -----------------------

FAX#: (781) 431-0755                             TIME:
                                                       -----------------------

--------------------------------------------------------------------------------

FROM:      ART TECHNOLOGY GROUP. INC.
     -----------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
              --------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -------------------------------------------------------

PHONE NUMBER:
             ---------------------------------------------------------------

FROM ACCOUNT #                       TO ACCOUNT #
               -------------------                --------------------------

REQUESTED TRANSACTION TYPE           REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)         $
                                      -------------
PRINCIPAL PAYMENT (ONLY)             $
                                      -------------
INTEREST PAYMENT (ONLY)              $
                                      -------------
PRINCIPAL AND INTEREST (PAYMENT)             $
                                              --------------

OTHER INSTRUCTIONS:
                   ---------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

-----------------------------------------------         ---------------------
          Authorized Requester                          Phone #

--------------------------------------------------------------------------------

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE


--------------------------------------------------------------------------------

Borrower:                 Lender: Silicon Valley Bank

Commitment Amount:        $12,500,000.00

--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.   Accounts Receivable Book Value as of_______________        $______________
2.   Additions (please explain on reverse)                      $______________
3.   TOTAL ACCOUNTS RECEIVABLE                                  $______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.   Amounts over 90 days due                                   $______________
5.   Balance of 50% over 90 day accounts                        $______________
6.   Credit balances over 90 days                               $______________
7.   Concentration Limits                                       $______________
8.   Foreign Accounts                                           $______________
9.   Governmental Accounts                                      $______________
10.  Contra Accounts                                            $______________
11.  Promotion or Demo Accounts                                 $______________
12.  Intercompany/Employee Accounts                             $______________
13.  Other (please explain on reverse)                          $______________
14.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                       $______________
15.  Eligible Accounts (#3 minus #14)                           $______________
16.  LOAN VALUE OF ACCOUNTS (80% of #15)                        $______________

BALANCES
17.  Maximum Loan Amount                                        $12,500,000.00
18.  Total Funds Available (Lesser of #19 or #16)               $______________
19.  Present balance owing on Line of Credit                    $______________
20.  Outstanding under Sublimits (Letters of Credit)            $______________
23.  RESERVE POSITION (#20 minus #21 and #22)                   $______________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.
Authorized Signer

                                      ------------------------------------------
COMMENTS:                                             BANK USE ONLY

By: _____________________________     Received by: _____________________________
          Authorized Signer                              AUTHORIZED SIGNER

                                      Date:  ___________________________________

                                      Verified: ________________________________
                                                        AUTHORIZED SIGNER

                                      Date: ____________________________________

                                      ------------------------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK

FROM: ART TECHNOLOGY GROUP, INC.

      The undersigned authorized officer of Art Technology Group, Inc. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

      Please indicate compliance status by circling Yes/No under "Complies" column.

      Reporting Covenant                              Required                                   Complies
      ------------------                              --------                                   --------
      Quarterly financial statements with CC          Quarterly within 45 days                   Yes No
      Annual (CPA Audited)                            FYE within 120 days                        Yes No
      l0-Q, 10-K and 8-K                              Within 5 days after filing with SEC        Yes No
      BBC & A/R Agings                                Monthly within 30 days                     Yes No

      Financial Covenant                              Required                       Actual      Complies
      ------------------                              --------                       ------      --------
      Maintain on a Quarterly Basis:

          Minimum Quick Ratio                         3.0:1.0                      _____:1.0     Yes No

          Profitability:                              $1.00                        $________     Yes No

Comments Regarding Exceptions: See Attached.    --------------------------------
                                                         BANK USE ONLY
Sincerely,
                                                Received by: ___________________
__________________________                                    AUTHORIZED SIGNER
SIGNATURE
                                                Date: __________________________

__________________________                      Verified: ______________________
TITLE                                                        AUTHORIZED SIGNER

                                                Date: __________________________
__________________________
DATE                                            --------------------------------


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